                                                        Exhibit Index on Page 34



    As filed with the Securities and Exchange Commission on February 12, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)              AUGUST 12, 1998

Commission File Number:    1-11954


                              VORNADO REALTY TRUST
             (Exact name of registrant as specified in its charter)


                      MARYLAND                                22-1657560
(State or other jurisdiction of incorporation)              (I.R.S. Employer
                                                         Identification Number)


PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY                   07663
    (Address of principal executive offices)                       (Zip Code)


                                 (201) 587-1000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 1.        NOT APPLICABLE

ITEM 2. On August 12, 1998, Vornado Realty Trust ("Vornado") acquired 689 Fifth Avenue, an 84,000 square foot Manhattan office building, for approximately $33 million. The transaction was financed with borrowings under Vornado's revolving credit facility.

              On November 18, 1998, Vornado completed the previously announced acquisition of certain properties from the Mendik Real Estate Limited Partnership ("Mendik RELP") (an unaffiliated entity) in accordance with a previously disclosed Settlement Agreement between Vornado and certain limited partners of Mendik RELP. The acquired real estate assets include (i) the Saxon Woods Corporate Center located in Harrison, New York, which contains approximately 232,000 square feet, (ii) the remaining 60% interest in an office building located at Two Park Avenue in Manhattan, which contains approximately 946,000 square feet (Vornado already owned the other 40%) and (iii) a leasehold interest in an office building located at 330 West 34th Street in Manhattan, which contains approximately 637,000 square feet (collectively, the "Mendik RELP properties"). The aggregate purchase price was approximately $106 million, consisting of $31 million of cash from borrowings under Vornado's revolving credit facility, $29 million of Vornado common shares and $46 million of assumed debt.

              On December 2, 1998, Vornado completed its previously announced acquisition of the 1.05 million square foot Market Square Complex of showrooms in High Point, North Carolina. The consideration was approximately $95 million in the aggregate consisting of approximately $45 million in debt, $44 million in a combination of Class A Units of Vornado Realty L.P. (the "Operating
              Partnership") and Series C-1 Preferred Operating Partnership Units and $6 million of cash.

              On January 12, 1999, Vornado completed its previously announced acquisition of the leasehold interest in 888 Seventh Avenue, a 46 story office building located in midtown Manhattan which contains approximately 847,000 square feet. The aggregate purchase price was approximately $100 million, consisting of $45 million of cash from borrowings under Vornado's revolving credit facility and $55 million of assumed debt.

              These transactions were consummated through subsidiaries of the Operating Partnership, a limited partnership of which Vornado owns an approximate 88.7% limited partnership interest at December 22, 1998 and is the sole general partner.

ITEMS 3-6.    NOT APPLICABLE

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             The Consolidated Financial Statements for Mendik Real Estate Limited Partnership for the Year Ended December 31, 1997 (including the report thereon of KPMG Peat Marwick LLP) and the nine months ended September 30, 1998 and 1997 are incorporated herein by reference to the Vornado Form 8-K filed with the Securities and Exchange Commission on August 12, 1998 and to Exhibit 10.1 of this document, respectively.

         There are filed herewith:

       (a) The Statement of Revenues and Certain Expenses for (i) 689 Fifth Avenue, New York, New York, (ii) the Statements of Income and Expense for Market Square Limited Partnership and (iii) the Statements of Revenues and Certain Expenses for 888 Seventh Avenue.

       (b) The Condensed Consolidated Pro Forma Balance Sheet of Vornado as of September 30, 1998 and the Condensed Consolidated Pro Forma Income Statement of Vornado for the nine months ended September 30, 1998 and the year ended December 31, 1997 commencing on page 21, prepared to give pro forma effect to the completed acquisitions of 689 Fifth Avenue, the Mendik RELP Properties, the Market Square Complex, 888 Seventh Avenue, and the previously reported acquisitions and investments reflected in the Form 8/K-A filed with the Securities and Exchange Commission on July 15, 1998 for the completed acquisitions of 770 Broadway and the additional interest in 570 Lexington Avenue and those previously reported acquisitions (Mendik Company, Arbor Property Trust, 90 Park Avenue, Americold Corporation and URS Logistics, Inc., The Montehiedra Town Center, The Riese Transaction, 15% investment in Charles E. Smith Commercial Realty L.P., 40% investment in the Hotel Pennsylvania, 640 Fifth Avenue, One Penn Plaza, 150 East 58th Street and the Merchandise Mart Group of Properties) and the financings attributable thereto.

                                                                                                        PAGE
                                                                                                      REFERENCE
                                                                                                      ---------
689 Fifth Avenue New York, New York

        Independent Auditors' Report...............................................................      6

         Statement of Revenues and Certain Expenses
         for the Year Ended December 31, 1997 (audited)
         and for the Six Months Ended June 30, 1998
         and 1997 (unaudited)......................................................................      7

         Notes to Statement of Revenues and Certain Expenses.......................................      8

Market Square Limited Partnership

         Report of Independent Certified Public Accountants........................................      10

         Statement of Income and Expense for the Year Ended
         December 31, 1997 (audited)...............................................................      11

         Notes to Financial Statement for the Year Ended
         December 31, 1997 (audited)...............................................................      12

         Accountants' Compilation Report...........................................................      14

         Statements of Income and Expense for the Nine Months Ended
         September 30, 1998 and 1997 (unaudited)...................................................      15

888 Seventh Avenue

         Independent Auditors' Report..............................................................      16

         Statements of Revenues and Certain Expenses for the Year ended December 31, 1997 (audited) and for the Nine Months

         Ended September 30, 1998 and 1997 (unaudited).............................................      17

         Notes to Statements of Revenues and Certain Expenses......................................      18


                                                                                                        PAGE
                                                                                                      REFERENCE
                                                                                                      ---------
Pro Forma financial information:
         Condensed Consolidated Pro Forma Balance Sheet at
         September 30, 1998........................................................................      21

         Condensed Consolidated Pro Forma Unaudited Income
         Statement for the Nine Months Ended September 30
         1998......................................................................................      22

         Condensed Combining Pro Forma Unaudited Income
         Statement for the Periods in 1998 Prior to Acquisition....................................      24

         Condensed Combining Pro Forma Unaudited Income
         Statement for Previously Reported Acquisitions for the
         Periods in 1998 Prior to Acquisition......................................................      25

         Condensed Consolidated Pro Forma Unaudited Income
         Statement for the Year Ended December 31, 1997............................................      26

         Condensed Combining Pro Forma Income Statement
         for the Year Ended December 31, 1997......................................................      28

         Condensed Combining Pro Forma Unaudited Income
         Statement for Previously Reported Acquisitions for the
         Year Ended December 31, 1997 or the Periods in 1997
         Prior to Acquisition......................................................................      29

         Notes to Condensed Consolidated Pro Forma Financial
         Statements................................................................................      30


EXHIBIT NO.                EXHIBIT
-----------                -------
     10.1 Item 1 of Form 10-Q of Mendik Real Estate Limited Partnership for the nine months ended September 30, 1998
     23.1     Consent of Friedman Alpren & Green LLP
     23.2     Consent of Sharrard, McGee & Co., P.A.
     23.3     Consent of KPMG Peat Marwick LLP
     23.4     Consent of Deloitte & Touche LLP

ITEM 8.    NOT APPLICABLE.

                          INDEPENDENT AUDITORS' REPORT


TO THE PARTNERS OF ARDEN-ESQUIRE REALTY COMPANY


         We have audited the accompanying statement of revenues and certain expenses of the property located at 689 Fifth Avenue, New York, New York, described in Note 1 (the "Property"), for the year ended December 31, 1997. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, as described in Note 1, is not intended to be a complete presentation of the Property's revenues and expenses.

         In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 1997, in conformity with generally accepted accounting principles.




FRIEDMAN ALPREN & GREEN LLP


July 14, 1998

                                689 FIFTH AVENUE
                               NEW YORK, NEW YORK

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                                 (In Thousands)


                                      Six Months Ended June 30,    Year Ended
                                      ------------------------     December 31,
                                        1998           1997           1997
                                      ----------     --------      ----------
                                            (Unaudited)
Revenues
Base rents                              $1,650        $1,622        $3,289
Escalation charges                           7           148           176
Water and sprinkler                          4             2             3
Miscellaneous                                7            28            52
                                        ------        ------        ------

                                         1,668         1,800         3,520
                                        ------        ------        ------

Certain expenses
Renting                                      2             2             7
Administrative                              83            51            99
Operating                                  490           438           802
Real estate taxes                          396           384           787
                                        ------        ------        ------

                                           971           875         1,695
                                        ------        ------        ------

         Excess of revenues over
              certain expenses          $  697        $  925        $1,825
                                        ======        ======        ======


    The accompanying notes are an integral part of this financial statement.

                                689 FIFTH AVENUE
                               NEW YORK, NEW YORK

               NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES


1 - ORGANIZATION AND BASIS OF PRESENTATION

          The Property is a 15-story office building located at 689 Fifth Avenue in New York City. It has an aggregate net rentable area of approximately 84,000 square feet (approximately 68% of which is leased at June 30, 1998). The Property's accounting records are maintained in accordance with generally accepted accounting principles.

          The accompanying financial statement is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, and certain professional fees not directly related to the future operations of the Property.

          The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          The statement of revenues and certain expenses for the six months ended June 30, 1998 and 1997 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim periods on the basis described above have been included. The results for such interim periods are not necessarily indicative of the results for an entire year.


2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICY

     Revenue Recognition

          Rental income is recognized from leases with scheduled rent increases on a straight-line basis over the lease term. Escalation rents based on payments for real estate taxes, insurance, utilities and maintenance by tenants are estimated and accrued.

                                689 FIFTH AVENUE
                               NEW YORK, NEW YORK

               NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

3 - OPERATING LEASES

          Office and retail space in the Property is rented to tenants under various operating leases. Approximate minimum future rentals required under these leases at December 31, 1997 are as follows:

                    Year Ending
                    December 31,
                    ------------
                         1998                 $      3,200,000
                         1999                        3,191,000
                         2000                        3,256,000
                         2001                        3,350,000
                         2002                        3,392,000
                         Thereafter                 13,426,000
                                              ----------------
                                              $     29,815,000
                                              ================

                     [HARRAD, MCGEE & CO., P.A. LETTERHEAD]



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                                              September 30, 1998


Market Square Limited Partnership
High Point, North Carolina


         We have audited the accompanying Statement of Income and Expense of Market Square Limited Partnership, as described in Note 2, for the year ended December 31, 1997. This Statement is the responsibility of the management of Market Square Limited Partnership. Our responsibility is to express an opinion on the Statement of Income and Expense based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Income and Expense. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Income and Expense. We believe our audit provides a reasonable basis for our opinion.

         The accompanying Statement was prepared for the purpose of complying with the provisions of the Contribution Agreement as described in Note 2 and is not intended to be a complete presentation of Market Square Limited Partnership's revenues and expenses.

         In our opinion, the Statement of Income and Expense referred to above present fairly, in all material respects, the Income and Expense as described in
Note 2 of Market Square Limited Partnership for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                        /s/ Sharrad, McGee & Co. P.A.
                                        -----------------------------
                                            Sharrad, McGee & Co. P.A.

                       MARKET SQUARE LIMITED PARTNERSHIP

                         STATEMENT OF INCOME AND EXPENSE

                          YEAR ENDED DECEMBER 31, 1997

REVENUES:
    Showroom and Office                                         $ 12 653 115
    Hotel and Restaurant                                           2 471 147
                                                                ------------
       Total                                                      15 124 262
                                                                ------------

COSTS AND EXPENSES (EXCLUDING DEPRECIATION AND INTEREST):
    Showroom and Office                                            4 439 012
    Hotel and Restaurant                                           1 883 831
                                                                ------------
       Total                                                       6 322 843
                                                                ------------

                 Operating profit                                  8 801 419

INTEREST EXPENSE                                                   3 760 703
                                                                ------------
NET INCOME BEFORE DEPRECIATION                                     5 040 716

DEPRECIATION                                                       1 393 310
                                                                ------------
NET INCOME                                                      $  3 647 406
                                                                ============

                     See accompanying summary of accounting
                   policies and notes to financial statements.

                       MARKET SQUARE LIMITED PARTNERSHIP

                         SUMMARY OF ACCOUNTING POLICIES

ACCOUNTING BASIS

         The accompanying Statement of Income and Expense has been prepared on the accrual method of accounting.



BASIS OF REPORTING

         This report does not give effect to any assets that the partners may have outside their interests in the Partnership nor to any personal obligations, including income taxes, of the partners. It also does not give effect to any assets or liabilities of the Partnership that are not part of the Contribution Agreement.


DEPRECIATION

         Depreciation is computed over the estimated useful life of assets using the straight-line method for financial reporting and accelerated methods for income tax purposes.

MANAGEMENT ESTIMATES

         The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                     See accompanying summary of accounting
                   policies and notes to financial statements.

                       MARKET SQUARE LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - OPERATIONS

         The Partnership is engaged in showroom rentals, office rentals, hotel operations and restaurant operations located in High Point, North Carolina.


NOTE 2 - CONTRIBUTION AGREEMENT

         The accompanying Statement of Income and Expense has been prepared to comply with the provisions of the Contribution Agreement between Vornado Realty, L.P. and Market Square Limited Partnership, dated August 18, 1998. This Statement includes income and expenses of all properties included in the Contribution Agreement, and does not include income and expenses of other properties owned by Market Square Limited Partnership that are not part of the Contribution Agreement.

NOTE 3 - RELATED PARTY TRANSACTIONS

         The Partnership has various transactions with partners and entities that are controlled by partners in the Partnership. Following is a summary of transactions and balances with related entities for 1997 that pertain to the properties included in the Contribution Agreement described in Note 2.

               Due from related entities                     $   3 813

               Rental income from related entities           $ 417 456

               Rent paid related entities                    $  22 827

               Management fees paid related entities         $ 576 319



NOTE 4 - ADVERTISING

         The Partnership expenses advertising costs as incurred. Total advertising costs were $123,364 in 1997.


                     See accompanying summary of accounting
                   policies and notes to financial statements.

                   [SHARRARD, MCGEE & CO., P. A. LETTERHEAD]



                         ACCOUNTANTS' COMPILATION REPORT

                                                               November 12, 1998


Market Square Limited Partnership
High Point, North Carolina



         We have compiled the accompanying Statements of Income and Expense of Market Square Limited Partnership, as described below, for the nine months ended September 30, 1998 and 1997, in accordance with the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

         A compilation is limited to presenting in the form of statements information that is the representation of management. We have not audited or reviewed the accompanying Statements of Income and Expense and, accordingly, do not express an opinion or any other form of assurance on them.

         The accompanying Statements of Income and Expense have been prepared to comply with the provisions of the Contribution Agreement between Vornado Realty, L.P. and Market Square Limited Partnership, dated August 18, 1998. The Statements include income and expenses of all properties included in the Contribution Agreement, and do not include income and expenses of other properties owned by Market Square Limited Partnership that are not part of the Contribution Agreement. The Statements are not intended to be a complete presentation of Market Square Limited Partnership's income and expenses.

         Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's income and expenses. Accordingly, these financial statements are not designed for those who are not informed about such matters.

                                       /S/ SHARRARD, MCGEE & CO., P.A.
                                       -------------------------------
                                           SHARRARD, MCGEE & CO., P.A.

                       Market Square Limited Partnership
                        STATEMENTS OF INCOME AND EXPENSE


                                                    Nine months ended
                                                      September 30,
                                                  1998              1997
                                              -----------      -------------
REVENUES:
    Showroom and Office                       $ 8 908 153       $  8 512 008
    Hotel and Restaurant                        1 828 677          1 747 248
                                              -----------       ------------

       Total                                   10 736 830         10 259 256
                                              -----------       ------------

COSTS AND EXPENSES
(EXCLUDING DEPRECIATION AND INTEREST):
    Showroom and Office                         3 497 183          3 116 251
    Hotel and Restaurant                        1 437 836          1 332 431
                                              -----------       ------------

       Total                                    4 935 019          4 448 682
                                              -----------       ------------

                 Operating profit               5 801 811          5 810 574

INTEREST EXPENSE                                2 730 820          2 848 480
                                              -----------       ------------
NET INCOME BEFORE DEPRECIATION                  3 070 991          2 962 094

DEPRECIATION                                    1 011 128          1 045 530
                                              -----------       ------------
NET INCOME                                    $ 2 059 863       $  1 916 564
                                              ===========       ============

                      See accountants' compilation report.

INDEPENDENT AUDITORS' REPORT


To the Shareholders of
 Vornado Realty Trust:

We have audited the statement of revenues and certain expenses of 888 7th Avenue, as described in Note 1 for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K of Vornado Realty Trust and Vornado Realty L.P.) as described in Note 1 and is not intended to be a complete presentation of 888 7th Avenue's revenues and expenses.

In our opinion, such financial statement presents fairly, in all material respects, the revenues and certain expenses of 888 7th Avenue as described in
Note 1 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


Deloitte & Touche LLP
New York, New York
March 20, 1998

888 7TH AVENUE

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

                              Year Ended                  Nine Months Ended
                              December 31,                  September 30,
                                 1997                 1997                1998
                              ------------        ------------        ------------
                                                             (Unaudited)
REVENUES:
Rental income                 $ 18,175,531        $ 12,887,618        $ 17,248,942
Tenant recoveries                3,343,023           2,584,472           2,558,590
Other income                     1,225,912             596,067             865,318
                              ------------        ------------        ------------
Total operating
 revenues                       22,744,466          16,068,157          20,672,850
                              ------------        ------------        ------------


CERTAIN EXPENSES:
Building operating
 expenses                       10,944,200           8,289,363           6,915,756
Real estate taxes                3,929,900           2,909,400           2,770,241
Ground lease expense               375,000             281,250           1,297,109
Other expense (income)             572,296             245,775            (191,691)
                              ------------        ------------        ------------
Total certain expenses          15,821,396          11,725,788          10,791,415
                              ------------        ------------        ------------

REVENUES IN EXCESS OF
 CERTAIN EXPENSES             $  6,923,070        $  4,342,369        $  9,881,435
                              ============        ============        ============


           See notes to statements of revenues and certain expenses.

888 7TH AVENUE

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1.     ORGANIZATION AND BASIS OF PRESENTATION

       888 7th Avenue (the "Property") is a 46-story office building located on Seventh Avenue at 56th Street in New York City. The Property has an aggregate net rentable area of approximately 843,000 square feet (approximately 95% leased as of September 30, 1998). The accounting records for the Property are maintained in accordance with generally accepted accounting principles. The statements of revenues and certain expenses include information related to the operations of the Property as recorded by its current owner.

       The accompanying historical financial information is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, the financial statements are not representative of the actual operations for the periods presented as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired property, have been excluded. Expenses excluded consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Property.

       The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

       The statements of revenues and certain expenses for the nine months ended September 30, 1997 and 1998 are unaudited, however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of these statements of revenues and certain expenses for the interim periods, on the basis described above, have been included. The results of such interim periods are not necessarily indicative of the results for an entire year.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       REVENUE RECOGNITION - Rental income is recognized from leases with scheduled rent increases on a straight-line basis over the lease term. Escalation rents based upon payments for real estate taxes, insurance, utilities and maintenance by tenants are estimated and accrued.

OPERATING LEASES

The Property leases office space to various tenants with lease terms expiring in various years. The following is a schedule, by years, of the approximate minimum future rentals required under these operating leases as of December 31, 1997:

YEAR ENDING
DECEMBER 31,
------------
      1998                                  $ 19,619,000
      1999                                    18,124,000
      2000                                    17,594,000
      2001                                    16,704,000
      2002                                    16,353,000
      Thereafter                            $114,861,000

GROUND LEASE

The office building is located on land subject to a ground lease which expires in 2066. The ground lease, which was amended effective May 29, 1998, provided for annual rent, exclusive of real estate taxes and other expenses, of $375,000 through May 28, 1998. Effective May 29, 1998 annual rent increased to $3,350,000. The ground lease provides for further increases in rent during 2028 and 2048 based upon increases in the value of the land.

PRO FORMA FINANCIAL INFORMATION:

         The unaudited condensed consolidated pro forma financial information attached presents: (A) the Condensed Consolidated Pro Forma Income Statements of Vornado Realty Trust ("Vornado") for the year ended December 31, 1997 and for the nine months ended September 30, 1998, as if the following had occurred on January 1, 1997 (i) the completed acquisitions of 689 Fifth Avenue, the Mendik RELP Properties, the Market Square Complex and 888 Seventh Avenue with the financings attributable thereto and (ii) the previously reported acquisitions and investments reflected in the Form 8-K/A filed with the Securities and Exchange Commission on July 15, 1998 for the completed acquisition of 770 Broadway and the additional interest in 570 Lexington Avenue and previously reported acquisitions (Mendik Company, 90 Park Avenue, Arbor Property Trust, Americold Corporation and URS Logistics, Inc., The Montehiedra Town Center, The Riese Transaction, 15% investment in Charles E. Smith Commercial Realty L.P., 40% investment in The Hotel Pennsylvania, 640 Fifth Avenue, One Penn Plaza, 150 East 58th Street and the Merchandise Mart Group of Properties) and the financings attributable thereto and (B) the Condensed Consolidated Pro Forma Balance Sheet of Vornado as of September 30, 1998, as if all of the above acquisitions had occurred on September 30, 1998.

         The unaudited condensed consolidated pro forma financial information is not necessarily indicative of what Vornado's actual results of operations or financial position would have been had these transactions been consummated on the dates indicated, nor does it purport to represent Vornado's results of operations or financial position for any future period.

         The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Consolidated Financial Statements and notes thereto included in Vornado's Annual Report on Form 10-K for the year ended December 31, 1997, the Consolidated Financial Statements and notes thereto included in Vornado's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, the Consolidated Financial Statements and notes thereto included in Mendik RELP's Annual Report on Form 10-K for the year ended December 31, 1997, and the Consolidated Financial Statements and notes thereto of Mendik RELP's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998. In management's opinion, all adjustments necessary to reflect these transactions have been made.

                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)


                                               HISTORICAL           PRO FORMA            TOTAL
                                                VORNADO            ADJUSTMENTS         PRO FORMA
                                              -------------       -------------       ------------
ASSETS:
      Real estate, net                        $  2,803,795        $ 106,000 (A)       $ 3,150,085
                                                                     94,500 (B)
                                                                     45,790 (C)
                                                                    100,000 (D)
      Cash and cash equivalents                    269,952          (31,000)(A)           263,552
                                                                     (6,400)(B)
                                                                    (45,000)(D)
                                                                     31,000 (E)
                                                                     45,000 (E)
      Investment in partially-owned
         entities, including investment in
         and advances to Alexander's               840,986          (19,790)(C)           821,196
      Mortgage loans receivable                     10,625                                 10,625
      Receivable arising from straight-
         lining of rents                            41,847                                 41,847
      Other assets                                  160,515                                160,515
                                              -------------       ----------          ------------
                                              $   4,127,720       $  320,100          $  4,447,820
                                              =============       ==========          ============

LIABILITIES:
      Notes and mortgages payable             $   1,234,314       $   46,000 (A)      $  1,405,914
                                                                      44,600 (B)
                                                                      26,000 (C)
                                                                      55,000 (D)
      Revolving credit facility                     683,250           31,000 (E)           759,250
                                                                      45,000 (E)
      Deferred leasing fee income                     9,868                                  9,868
      Officer's deferred compensation
         payable                                     34,664                                 34,664
      Other liabilities                              78,948                                 78,948
                                              -------------       ----------          ------------
                                                  2,041,044          247,600             2,288,644
                                              -------------       ----------          ------------
Minority interest of unitholders in the
      Operating Partnership                         302,549           43,500 (B)           346,049
                                              -------------       ----------          ------------

EQUITY:
      Total equity                                1,784,127           29,000 (A)         1,813,127
                                              -------------       ----------          ------------
                                              $   4,127,720       $  320,100          $  4,447,820
                                              =============       ==========          ============

 CONDENSED CONSOLIDATED PRO FORMA UNAUDITED INCOME STATEMENT FOR THE NINE MONTHS
                            ENDED SEPTEMBER 30, 1998
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                           HISTORICAL-
                                                            PREVIOUSLY                      CURRENT
                                              HISTORICAL     REPORTED         COMPANY     ACQUISITIONS    PRO FORMA         TOTAL
                                               VORNADO      ACQUISITIONS     PRO FORMA      COMBINED     ADJUSTMENTS      PRO FORMA
                                              ---------     ------------     ----------   ------------   -----------      ----------
Revenues:
       Property rentals                       $ 299,924      $  40,628       $  340,552      $ 58,080     $ 5,969  (F)    $ 403,184
                                                     --             --               --            --      (1,417) (G)
       Expense reimbursements                    53,000          1,955           54,955         2,570           3            57,528
       Other income                               6,482          1,481            7,963           872           2             8,837
                                              ---------      ---------       ----------     ---------   ---------        ----------
                                                359,406         44,064          403,470        61,522       4,557           469,549
                                              ---------      ---------       ----------     ---------   ---------        ----------
EXPENSES:
       Operating                                144,214         19,582          163,796        32,005      (1,216) (G)      194,585
       Depreciation and amortization             41,605          6,049           47,654         1,159       3,848  (H)       52,661
       General and administrative                18,792             --           18,792           506          21            19,319
                                              ---------      ---------       ----------     ---------   ---------        ----------
                                                204,611         25,631          230,242        33,670       2,653           266,565
                                              ---------      ---------       ----------     ---------   ---------        ----------
Operating income                                154,795         18,433          173,228        27,852       1,904           202,984
       Income applicable to Alexander's             806             --              806            --          --               806
       Income from partially owned entities      20,871           (519)          20,352            --      (1,118) (I)       19,234
       Interest and other investment
          income                                 18,067           (786)          17,281           246          --            17,527
       Interest and debt expense                (80,536)       (17,867)         (99,403)       (6,888)    (10,278) (J)     (115,569)
       Net gain from insurance settlement
          and condemnation proceedings            9,649             --            9,649            --          --             9,649
       Minority interest of unitholders in
          the Operating Partnership             (10,767)        (1,379)         (12,146)       (2,714)      2,714 (K)
                                                                                                           (2,390)(L)      (14,536)
                                              ---------      ---------       ----------     ---------   ---------        ----------
Net income                                      112,885         (2,118)         110,767        18,496      (9,168)          120,095
Preferred stock dividends                       (16,268)            --          (16,268)           --          --           (16,268)
                                              ---------      ---------       ----------     ---------   ---------        ----------
Net income applicable to
   common shares                              $  96,617      $  (2,118)        $ 94,499      $ 18,496    $ (9,168)        $ 103,827
                                              =========      =========       ==========     =========   =========        ==========

Net income per common share - basic
       (based on 79,407 shares and
       85,064 shares)                         $    1.22                                                                  $     1.22
                                              =========                                                                  ==========
Net income per common share - diluted
       (based on 81,482 shares and
       87,139 shares)                         $    1.19                                                                  $     1.19
                                              =========                                                                  ==========

       CONDENSED CONSOLIDATED PRO FORMA UNAUDITED INCOME STATEMENT FOR THE
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            HISTORICAL-
                                                                 PREVIOUSLY                  CURRENT
                                                   HISTORICAL     REPORTED      COMPANY    ACQUISITIONS   PRO FORMA         TOTAL
                                                    VORNADO     ACQUISITIONS   PRO FORMA     COMBINED    ADJUSTMENTS      PRO FORMA
                                                  -----------   ------------   ---------   ------------  -----------      ---------
OTHER DATA:
Funds from Operations (1):
       Net income applicable to
          common shares                           $    96,617   $    (2,118)   $  94,499     $ 18,496     $  (9,168)    $   103,827
       Depreciation and amortization
          of real property                             41,002         6,049       47,051        1,159         3,848          52,058
       Straight-lining of property rent                    --
          escalations                                 (10,218)         (551)     (10,769)        (435)       (2,221)        (13,425)
       Leasing fees received in excess
          of income recognized                          1,047            --        1,047           --            --           1,047
       Proportionate share of adjustments
          to equity in net income of partially
          owned entities to arrive at
          funds from operations                        41,691           320       42,011           --        (1,318)         40,693
       Net gain from insurance settlement
          and condemnation proceeding                  (9,649)           --       (9,649)          --            --          (9,649)
       Minority interest in
          excess of preferential
          distributions                                (2,701)           --       (2,701)          --        (1,434)         (4,135)
                                                  -----------   -----------    ---------     --------     ---------    ------------
                                                  $   157,789   $     3,700    $ 161,489     $ 19,220     $ (10,293)   $    170,416
                                                  ===========   ===========    =========     ========     =========    ============

CASH FLOW PROVIDED BY (USED IN):
         Operating activities                     $    99,885                                                          $   113,891
         Investing activities                     $(1,184,759)                                                         $(1,267,159)
         Financing activities                     $   869,773                                                          $   945,773

-----------
(1) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including the Company's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

                  CONDENSED COMBINING PRO FORMA UNAUDITED INCOME STATEMENT
                      FOR THE PERIODS IN 1998 PRIOR TO ACQUISITION
                                  (AMOUNTS IN THOUSANDS)

                                      SIX MONTHS ENDED
                                        JUNE 30, 1998      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                      ----------------  ------------------------------------------    HISTORICAL-
                                                          MENDIK          MARKET                       CURRENT
                                          689 FIFTH        RELP           SQUARE       888 SEVENTH   ACQUISITIONS
                                          AVENUE (1)    PROPERTIES       COMPLEX         AVENUE        COMBINED
                                          ----------    ----------       --------      -----------   ------------
Revenues:
      Property rentals                     $ 1,650       $ 28,444        $ 10,737        $17,249       $ 58,080

      Expense reimbursements                    11             --              --          2,559          2,570
      Other income                               7             --              --            865            872
                                           -------       --------        --------        -------       --------
                                             1,668         28,444          10,737         20,673         61,522
                                           -------       --------        --------        -------       --------

EXPENSES:
      Operating                                888         15,391           4,935         10,791         32,005
      Depreciation and amortization             --            148           1,011             --          1,159
      General and administrative                83            423              --             --            506
                                           -------       --------        --------        -------       --------
                                               971         15,962           5,946         10,791         33,670
                                           -------       --------        --------        -------       --------
Operating income                               697         12,482           4,791          9,882         27,852
      Equity in net income of investees         --             --              --             --             --
      Interest and dividend income              --            246              --             --            246
      Interest and debt expense                 --         (4,157)         (2,731)            --         (6,888)
      Minority interest                         --         (2,714)             --             --         (2,714)
                                           -------       --------        --------        -------       --------
Net income                                 $   697       $  5,857        $  2,060        $ 9,882       $ 18,496
                                           =======       ========        ========        =======       ========

(1) Certain revenue and expense items have been reclassified to conform to Vornado's presentation.

            CONDENSED COMBINING PRO FORMA UNAUDITED INCOME STATEMENT
                      FOR PREVIOUSLY REPORTED ACQUISITIONS
                  FOR THE PERIODS IN 1998 PRIOR TO ACQUISITION
                             (AMOUNTS IN THOUSANDS)

                                                                    MERCHANDISE                    MERCHANDISE      PREVIOUSLY
                                          ONE PENN     150 EAST      MART GROUP         770         PRO FORMA        REPORTED
                                           PLAZA      58TH STREET  OF PROPERTIES      BROADWAY     ADJUSTMENTS     ACQUISITIONS
                                          --------    -----------   -------------     --------     -----------     ------------
Revenues:
      Property rentals                     $4,034       $ 2,896       $ 25,729        $ 7,418        $    551        $ 40,628
      Expense reimbursements                  430           427             --          1,098              --           1,955
      Other income                            661           114            580            126              --           1,481
                                           ------       -------       --------        -------        --------        --------
                                            5,125         3,437         26,309          8,642             551          44,064
                                           ------       -------       --------        -------        --------        --------
EXPENSES:
      Operating                             3,126         1,692         12,957          2,804            (997)         19,582
      Depreciation and amortization            --            --             --             --           6,049           6,049
      General and administrative               --            --             --             --              --              --
                                           ------       -------       --------        -------        --------        --------
                                            3,126         1,692         12,957          2,804           5,052          25,631
                                           ------       -------       --------        -------        --------        --------
Operating income                            1,999         1,745         13,352          5,838          (4,501)         18,433
      Equity in net income of investees        --            --             --             --            (519)           (519)
      Interest and dividend income             --            --             --             --            (786)           (786)
      Interest and debt expense                --            --             --             --         (17,867)        (17,867)
      Minority interest                        --            --         (1,012)          (367)             --          (1,379)
                                           ------       -------       --------        -------        --------        --------
Net income                                 $1,999       $ 1,745       $ 12,340        $ 5,471        $(23,673)       $ (2,118)
                                           ======       =======       ========        =======        ========        ========

           CONDENSED CONSOLIDATED PRO FORMA UNAUDITED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                       HISTORICAL-
                                                            PREVIOUSLY                   CURRENT
                                               HISTORICAL    REPORTED       COMPANY    ACQUISITIONS    PRO FORMA         TOTAL
                                                VORNADO    ACQUISITIONS    PRO FORMA     COMBINED     ADJUSTMENTS      PRO FORMA
                                               ----------  ------------    ---------   ------------   ------------     ---------
Revenues:
       Property rentals                        $ 168,321     $ 244,202     $ 412,523     $ 72,777     $   9,432 (M)    $ 492,261
                                                      --            --           --            --        (2,471)(N)
       Expense reimbursements                     36,652        33,552        70,204        3,522            --           73,726
       Other income                                4,158        11,175        15,333        4,199        (2,921)(O)       16,611
                                               ---------     ---------     ---------     --------     ---------        ---------
                                                 209,131       288,929       498,060       80,498         4,040          582,598
                                               ---------     ---------     ---------     --------     ---------        ---------
EXPENSES:
       Operating                                  74,745       137,769       212,514       44,567        (1,884)(N)      255,197
       Depreciation and amortization              22,983        36,469        59,452        6,640           139 (P)       66,231
       General and administrative                 13,580         4,668        18,248          735            --           18,983
       Amortization of officer's deferred
          compensation expense                    22,917       (22,917)           --           --            --               --
                                               ---------     ---------     ---------     --------     ---------        ---------
                                                 134,225       155,989       290,214       51,942        (1,745)         340,411
                                               ---------     ---------     ---------     --------     ---------        ---------
Operating income                                  74,906       132,940       207,846       28,556         5,785          242,187
       Income applicable to Alexander's            7,873            --         7,873           --            --            7,873
       Income from partially owned entities        4,658        16,382        21,040           --          (672)(Q)       20,368
       Interest and other investment
          income                                  23,767        (3,475)       20,292          245            --           20,537
       Interest and debt expense                 (42,888)      (81,882)     (124,770)      (9,923)      (14,062)(R)     (148,755)
       Gain on marketable securities                  --            --            --           --            --               --
       Minority interest of unitholders in
          the Operating Partnership               (7,293)       (9,010)      (16,303)      (1,370)        1,370 (S)
                                                                                                         (2,780)(T)      (19,083)
                                               ---------     ---------     ---------     --------     ---------        ---------
Net income                                        61,023        54,955       115,978       17,508       (10,359)         123,127
Preferred stock dividends                        (15,549)       (5,137)      (20,686)          --            --          (20,686)
                                               ---------     ---------     ---------     --------     ---------        ---------
Net income applicable to
   common shares                               $  45,474     $  49,818     $  95,292     $ 17,508     $ (10,359)       $ 102,441
                                               =========     =========     =========     ========     =========        =========

Net income per common share - basic
       (based on 55,098 shares and
       85,064 shares)                          $    0.83                                                               $    1.20
                                               =========                                                               =========
Net income per common share - diluted
       (based on 57,217 shares and
       87,139 shares)                          $    0.79                                                               $    1.18
                                               =========                                                               =========

             CONDENSED CONSOLIDATED PRO FORMA UNAUDITED INCOME STATEMENT FOR THE
                          YEAR ENDED DECEMBER 31, 1997
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                           HISTORICAL-
                                                               PREVIOUSLY                   CURRENT
                                              HISTORICAL        REPORTED       COMPANY    ACQUISITIONS   PRO FORMA        TOTAL
                                                VORNADO       ACQUISITIONS    PRO FORMA     COMBINED    ADJUSTMENTS     PRO FORMA
                                             ------------     ------------    ---------   ------------  -----------     ---------
OTHER DATA:
Funds from Operations (1):
Net income applicable to
   common shares                             $     45,474       $  49,818     $  95,292     $ 17,508     $ (10,359)    $    102,441
Depreciation and amortization
   of real property                                22,413          34,368        57,781        6,640           139           63,560
Straight-lining of property rent
   escalations                                     (3,359)          4,186           827          589        (3,266)          (1,850)
Leasing fees received in excess
   of income recognized                             1,733              --         1,733           --            --            1,733
Proportionate share of adjustments
   to equity in net income of partially
   owned entities to arrive at
   funds from operations                            6,358          35,639        41,997           --        (1,360)          40,637
Non-recurring lease cancellation
   income and write-off of related
   costs                                               --         (11,581)      (11,581)          --            --          (11,581)
Minority interest in
   excess of preferential
   distributions                                       --            (553)         (553)          --        (1,927)          (2,480)
                                             ------------       ---------     ---------     --------     ---------     ------------
                                             $     72,619       $ 111,877     $ 184,496     $ 24,737     $ (16,773)    $    192,460
                                             ============       =========     =========     ========     =========     ============

CASH FLOW PROVIDED BY (USED IN):
         Operating activities                $    110,754                                                              $    260,022
         Investing activities                $ (1,064,484)                                                             $ (2,007,943)
         Financing activities                $  1,219,988                                                              $  1,440,961

-----------
(1) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including the Company's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

                 CONDENSED COMBINING PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (AMOUNTS IN THOUSANDS)

                                                                                                  HISTORICAL-
                                                         MENDIK         MARKET                     CURRENT
                                          689 FIFTH       RELP          SQUARE      888 SEVENTH  ACQUISITIONS
                                          AVENUE (1)   PROPERTIES      COMPLEX        AVENUE       COMBINED
                                          ----------   ----------      --------     -----------  ------------
Revenues:
      Property rentals                     $ 3,289      $ 36,189       $ 15,124       $18,175      $ 72,777

      Expense reimbursements                   179            --             --         3,343         3,522
      Other income                              52         2,921             --         1,226         4,199
                                           -------      --------       --------       -------      --------
                                             3,520        39,110         15,124        22,744        80,498
                                           -------      --------       --------       -------      --------
EXPENSES:
      Operating                              1,596        20,827          6,323        15,821        44,567
      Depreciation and amortization             --         5,247          1,393            --         6,640
      General and administrative                99           636             --            --           735
      Amortization of officer's deferred
        compensation expense                    --            --             --            --            --
                                           -------      --------       --------       -------      --------
                                             1,695        26,710          7,716        15,821        51,942
                                           -------      --------       --------       -------      --------
Operating income                             1,825        12,400          7,408         6,923        28,556
      Equity in net income of investees         --            --             --            --            --
      Interest and dividend income              --           245             --            --           245
      Interest and debt expense                 --        (6,162)        (3,761)           --        (9,923)
      Minority interest                         --        (1,370)            --            --        (1,370)
                                           -------      --------       --------       -------      --------
Net income                                 $ 1,825      $  5,113       $  3,647       $ 6,923      $ 17,508
                                           =======      ========       ========       =======      ========

(1) Certain revenue and expense items have been reclassified to conform to Vornado's presentation.

     CONDENSED COMBINING PRO FORMA UNAUDITED INCOME STATEMENT FOR PREVIOUSLY
        REPORTED ACQUISITIONS FOR THE YEAR ENDED DECEMBER 31, 1997 OR THE
                      PERIODS IN 1997 PRIOR TO ACQUISITION
                             (AMOUNTS IN THOUSANDS)

                                                         ARBOR                       THE
                                            MENDIK      PROPERTY     90 PARK     MONTEHIEDRA   THE RIESE    640 FIFTH   ONE PENN
                                           COMPANY       TRUST       AVENUE      TOWN CENTER  TRANSACTION    AVENUE      PLAZA
                                           --------     --------     -------     -----------  -----------   ---------   --------
Revenues:
      Property rentals                     $ 34,928     $ 19,837     $12,418       $2,059       $  805       $ 5,053    $48,412
      Expense reimbursements                  2,908       16,089       2,975          470           43         1,837      5,155
      Other income                            3,187           72         264           57           23            --      7,936
                                           --------     --------     -------       ------       ------       -------    -------
                                             41,023       35,998      15,657        2,586          871         6,890     61,503
                                           --------     --------     -------       ------       ------       -------    -------
EXPENSES:
      Operating                              12,805       16,500       6,420          585          667         4,355     37,511
      Depreciation and amortization           4,682        4,301          --           --           --            --         --
      General and administrative              2,684        1,539          --           --           --            --         --
      Amortization of officer's deferred
        compensation expense                     --           --          --           --           --            --         --
                                           --------     --------     -------       ------       ------       -------    -------
                                             20,171       22,340       6,420          585          667         4,355     37,511
                                           --------     --------     -------       ------       ------       -------    -------
Operating income                             20,852       13,658       9,237        2,001          204         2,535     23,992
      Equity in net income of investees         362           --          --           --           --            --         --
      Interest and dividend income              899           --          --           --           --            --         --
      Interest and debt expense              (7,967)     (10,272)         --           --           --            --         --
      Minority interest                      (3,077)          --          --           --           --            --         --
      Preferred stock dividends                  --           --          --           --           --            --         --
                                           --------     --------     -------       ------       ------       -------    -------
Net income                                 $ 11,069     $  3,386     $ 9,237       $2,001       $  204       $ 2,535   $23,992
                                           ========     ========     =======       ======       ======       =======    =======

                                                         MERCHANDISE                                PREVIOUSLY
                                            150 EAST     MART GROUP        770        PRO FORMA      REPORTED
                                           58TH STREET  OF PROPERTIES    BROADWAY    ADJUSTMENTS    ACQUISITIONS
                                           -----------  -------------    --------    -----------    ------------
Revenues:
      Property rentals                      $ 13,901      $  99,087      $ 14,910     $  (7,208)    $ 244,202
      Expense reimbursements                   2,049             --         2,026            --        33,552
      Other income                               547          1,711            --        (2,622)       11,175
                                            --------      ---------      --------     ---------     ---------
                                              16,497        100,798        16,936        (9,830)      288,929
                                            --------      ---------      --------     ---------     ---------
EXPENSES:
      Operating                                8,121         49,339         6,235        (4,769)      137,769
      Depreciation and amortization               --             --            --        27,486        36,469
      General and administrative                  --             --            --           445         4,668
      Amortization of officer's deferred
        compensation expense                      --             --            --       (22,917)      (22,917)
                                            --------      ---------      --------     ---------     ---------
                                               8,121         49,339         6,235           245       155,989
                                            --------      ---------      --------     ---------     ---------
Operating income                               8,376         51,459        10,701       (10,047)      132,940
      Equity in net income of investees           --             --            --        16,020        16,382
      Interest and dividend income                --            897            --        (5,271)       (3,475)
      Interest and debt expense                   --             --            --       (63,643)      (81,882)
      Minority interest                           --         (4,048)         (734)       (1,151)       (9,010)
      Preferred stock dividends                   --             --            --        (5,137)       (5,137)
                                            --------      ---------      --------     ---------     ---------
Net income                                  $  8,376      $  48,308      $  9,967     $ (69,257)    $  49,818
                                            ========      =========      ========     =========     =========

         NOTES TO CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


The unaudited Condensed Consolidated Pro Forma Financial Statements were prepared to give pro forma effect to the completed acquisitions of 689 Fifth Avenue, the Mendik RELP Properties, the Market Square Complex, and 888 Seventh Avenue, the previously reported completed acquisitions and investments (Mendik Company, Arbor Property Trust, 90 Park Avenue, Americold Corporation and URS Logistics, Inc., The Montehiedra Town Center, The Riese Transaction, 15% investment in Charles E. Smith Commercial Realty L.P., 40% investment in The Hotel Pennsylvania, 640 Fifth Avenue, One Penn Plaza, 150 East 58th Street, the Merchandise Mart Group of Properties, 770 Broadway and additional interest in 570 Lexington Avenue (all included in the column headed "Previously Reported Acquisitions")) and the financings attributable thereto, for the period of time during 1998 prior to their acquisition. The Pro Forma data for certain previously completed acquisitions, which were disclosed in Forms 8-K previously filed with the Securities and Exchange Commission has been updated to (i) include information through September 30, 1998 and (ii) reflect pro forma adjustments to revenues for straight-line rents for the period, depreciation adjustments based upon the new basis of the acquired assets, interest expense on debt used to fund the acquisition and additional minority interest.

The column headed "Historical - Current Acquisitions Combined" included in the Condensed Consolidated Pro Forma Income Statement for the nine months ended September 30, 1998 and the year ended December 31, 1997, includes the revenues and expenses from the Mendik RELP's Consolidated Statement of Operations for the nine months ended September 30, 1998 as filed on Mendik RELP's Form 10-Q and the Consolidated Statement of Operations for the year ended December 31, 1997 as filed on Mendik RELP's Annual Report on Form 10-K. These amounts include the 40% interest in Two Park Avenue that was owned by Vornado prior to the acquisition of the remaining 60% interest and accordingly, adjustments are required to eliminate this equity investment. Such adjustments are included in the column headed "Pro Forma Adjustments".

The "Historical - Current Acquisitions Combined" column in the Condensed Consolidated Pro Forma Unaudited Income Statement for the Nine Months Ended September 30, 1998 reflects revenues and certain expenses for the six months ended June 30, 1998 for 689 Fifth Avenue. This asset was acquired on August 12, 1998 and accordingly, adjustments are required to record historical revenues and expenses from June 30, 1998 through the acquisition date. Such adjustments are included in the Pro Forma Adjustment column. The "Historical - Current Acquisitions Combined" column also includes the revenues and certain expenses for the nine months ended September 30, 1998 for the Mendik RELP Properties, the Market Square Complex and 888 Seventh Avenue.

Acquisitions were consummated through subsidiaries or preferred stock affiliates of Vornado Realty L.P. (the "Operating Partnership") (of which Vornado owns an approximate 88.7% limited partnership interest at December 22, 1998 and is the sole general partner) and were recorded under the purchase method of accounting. The respective purchase costs were allocated to acquired assets and assumed liabilities using their relative fair values as of the closing dates, based on valuations and other studies which are not yet complete. Accordingly, the initial valuations are subject to change as such information is finalized. Vornado believes that any such change will not be significant since the allocations were principally to real estate.

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

The following adjustments were required to give pro forma effect to the transactions being reported:

Pro Forma September 30, 1998 Balance Sheet:

      (A) Reflects the acquisition of the Mendik RELP Properties (330 West 34th Street, the Saxon Woods Corporate Center and the additional 60% interest in Two Park Avenue) for approximately $106 million, consisting of $31 million in cash from borrowings under the revolving credit facility, the issuance of $29 million of common shares and assumed debt of $46 million.

      (B) To record the acquisition of the Market Square Complex for approximately $94.5 million, consisting of $44.6 million in debt, $43.5 million in a combination of Class A Operating Partnership Units and Series C-1 Preferred Operating Partnership Units and $6.4 million in cash.

      (C) Reflects the reclassification of the equity investment in the original 40% interest in Two Park Avenue into its balance sheet components.

      (D) To record the acquisition of 888 Seventh Avenue for approximately $100 million, consisting of $45 million of cash from borrowings under the revolving credit facility and $55 million of assumed debt.

      (E) Reflects borrowings under the revolving credit facility to fund the cash portion of the purchase price.

Pro Forma September 30, 1998 Income Statement:

      (F) To adjust property rentals arising from the straight-lining of tenant leases that contain escalations over the lease term.

      (G) To eliminate revenues and expenses of non-real estate operations of the Market Square Complex.

      (H) To adjust depreciation expense for the new basis of the acquired assets, offset by the elimination of historical depreciation as recorded on the Mendik RELP and Market Square income statements.

      (I) To eliminate income accounted for under the equity method on the original 40% interest in Two Park Avenue included in Vornado's historical income statement.

      (J) To record interest expense from assumed debt, at applicable rates, and from borrowings on the revolving credit facility used to finance the cash portion of the acquisitions of the Mendik RELP Properties, 689 Fifth Avenue and 888 Seventh Avenue at an assumed borrowing rate of 6.5%.

      (K)   To eliminate historical minority interest in the Mendik RELP.

      (L)   To record minority interest in income from acquisitions.

Pro Forma December 31, 1997 Income Statement:

      (M) To adjust property rentals arising from the straight-lining of tenant leases that contain escalations over the lease term.

      (N) To eliminate revenues and expenses of non-real estate operations of the Market Square Complex.

      (O) To eliminate gain relating to the Mendik RELP properties which would not be a part of the proposed future operations of the properties being acquired.

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

      (P) To adjust depreciation expense for the new basis of the acquired assets, offset by the elimination of historical depreciation as recorded on the Mendik RELP and Market Square income statements.

      (Q) To eliminate income accounted for under the equity method on the original 40% interest in Two Park Avenue included in Vornado's historical income statement.

      (R) To record interest expense from assumed debt, at applicable rates, and from borrowings on the revolving credit facility used to finance the cash portion of the acquisitions of the Mendik RELP Properties, 689 Fifth Avenue and 888 Seventh Avenue at an assumed borrowing rate of 6.5%.

      (S)   To eliminate historical minority interest in the Mendik RELP.

      (T)   To record minority interest in income from acquisitions.

                              VORNADO REALTY TRUST


                                   SIGNATURES






              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                               VORNADO REALTY TRUST
                                           ----------------------------------
                                                 (Registrant)




Date: February 12, 1999                          /s/ Irwin Goldberg
                                           ----------------------------------
                                                  IRWIN GOLDBERG
                                                  Vice President,
                                                Chief Financial Officer

                                INDEX TO EXHIBITS


       EXHIBIT NO.                        EXHIBIT

          10.1 Item 1 of Form 10-Q of Mendik Real Estate Limited Partnership for the nine months ended September 30, 1998
          23.1          Consent of Friedman Alpren & Green LLP
          23.2          Consent of Sharrard, McGee & Co., P.A.
          23.3          Consent of KPMG Peat Marwick LLP
          23.4          Consent of Deloitte & Touche LLP